UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2010

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	26-1703723
(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, New York 10022
 (Address of Principal Executive Offices, Zip Code)

212-521-4017
(Registrant's Telephone Number, Including Area Code)

_____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2010, SwissINSO Holding Inc. (the “Registrant”) entered into Subscription Agreements (the “Subscription Agreements”) with Nagib Souhail Saad, who is the Chairman of the Registrant’s Board of Directors, and Jennifer Vorbach (the “Subscribers”) pursuant to which the Subscribers purchased an aggregate of $200,000 of the Registrant’s 9% Secured Convertible Notes (the “Notes”) and five (5)-year warrants (the “Warrants”) to purchase an aggregate of 400,000 shares of the Registrant’s Common Stock.  The transactions reflected in the Subscription Agreements constitute the fourth closing in an ongoing private placement by the Registrant of a maximum of Fifteen Million Dollars ($15,000,000) of its Notes and Warrants to accredited investors and/or non-U.S. Persons (the “Private Placement”).  In connection with the fourth closing of the Private Placement, the Registrant paid a commission of $5,000 to Jean-Bernard Wurm.

All such securities were issued under Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated by the Securities and Exchange Commission thereunder.

For all the terms of the Subscription Agreements, the Notes and the Warrants, reference is made to Item 1.01 of the Registrant’s Current Report on Form 8-K filed on December 22, 2009 and to the complete text of the forms of such documents filed as Exhibits 10.13, 10.14 and 10.15 to the Registrant’s Current Report on Form 8-K filed on December 22, 2009.  All statements made herein concerning such documents are qualified by reference to said exhibits.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the sale of the Registrant’s Notes and Warrants to the Subscribers are hereby incorporated by reference into this Item 3.02.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Registrant’s wholly-owned subsidiary, SwissINSO SA, entered into a Consulting Agreement with Michel Gruering, our President, with an effective date of July 1, 2010, pursuant to which he serves as a strategic consultant to SwissINSO for the period July 1, 2010 through June 30, 2011 at a consulting fee of CHF 16,000 per month plus an automobile allowance of CHF 2,800 per month and a discretionary bonus as a result of the achievement of any sales contract, third party investment or strategic partnership directly brought to SwissINSO by Mr. Gruering.  The agreement will be extended for another year unless either party terminates the agreement by June 30, 2011.

On December 9, 2010, the Registrant also entered into an Outside Directors’ Agreement with Mr. Gruering, with an effective date of October 19, 2009, pursuant to which Mr. Gruering serves as a director of the Registrant and the Registrant will (a) pay Mr. Gruering an annual director’s fee of $24,000, payable monthly, and (b) indemnify Mr. Gruering to the fullest extent permitted under, and otherwise in accordance with the provisions of, Section 145 of the General Corporation Law of the State of Delaware.

For all the terms of the Consulting Agreement and the Outside Directors’ Agreement with Mr. Gruering, reference is made to the complete text of such agreements filed herewith as Exhibits 10.19 and 10.20.  All statements made herein concerning such agreements are qualified by reference to said exhibits.

On December 13, 2010, the SwissINSO Holding Inc. 2009 Stock Incentive Plan (the “Plan”), which provides for the grant of stock options and other rights to purchase an aggregate of 10 Million shares of the Registrant’s Common Stock to the employees, officers, directors and service providers of the Registrant and its subsidiaries and affiliates, became effective.  The Plan had been approved by the Registrant’s Board of Directors on December 16, 2009 and by the holders of a majority of the Registrant’s Common Stock on November 4, 2010.  For all the terms of the Plan, reference is made to the complete text of the Plan attached as Annex B to the Registrant’s definitive Information Statement on Schedule 14C filed on November 22, 2010.  All statements made herein concerning the Plan are qualified by reference to said annex.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2010, an amendment to the Registrant’s Certificate of Incorporation, pursuant to which the authorized number of shares of the Registrant’s Common Stock was increased from 100 Million shares to 200 Million shares, became effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware.  The amendment had been authorized by the Registrant’s Board of Directors on December 16, 2009 and approved by the holders of a majority of the Registrant’s Common Stock on November 4, 2010.  For all the terms of the Certificate of Amendment, reference is made to the complete text of the Certificate of Amendment attached as Annex A to the Registrant’s definitive Information Statement on Schedule 14C filed on November 22, 2010 and as Exhibit 3(i) to the Registrant’s Current Report on Form 8-K filed on December 22, 2009.  All statements made herein concerning the Certificate of Amendment are qualified by reference to said annex and exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

10.19  Consulting Agreement dated December 9, 2010 between SwissINSO SA and Michel Gruering.

10.20  Outside Directors’ Agreement dated December 9, 2010 between the Registrant and Michel Gruering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

December 13, 2010	By:	/s/ Yves Ducommun
Name: Yves Ducommun
Title: Chief Executive Officer

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